UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 25, 2011

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA		94089
(Address of principal executive offices)		(Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 25, 2011, the Board of Directors of Cepheid approved an amendment to Cepheid’s 2000 Employee Stock Purchase Plan (the “ESPP”) to provide that (a) upon the request of a participant to increase the rate of their payroll deductions, the participant will automatically terminate participation in the current offering period effective on the purchase date for the current purchase period and be reenrolled in the succeeding offering period during which such increased rate of payroll deduction will apply, and (b) upon the request of a participant to decrease the rate of their payroll deductions, the participant will remain in the current offering period but have his or her rate of payroll reductions reduced for the succeeding purchase period within the current offering period.

The foregoing description of the amendment to the ESPP does not purport to be complete and is qualified in its entirety by reference to the ESPP, as amended and restated, which is attached hereto as Exhibit 10.01 and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Reference is made to the disclosure set forth in Item 1.01 above.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2011, the Board of Directors of Cepheid approved amendments to Cepheid’s Amended and Restated Bylaws (the “Bylaws”) principally to change the voting standard for the election of directors in uncontested elections from a plurality to a majority of votes cast. The new majority voting standard provides that, in an uncontested election, nominees for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. In a contested election, the voting standard will continue to be a plurality of the votes cast. The term of an incumbent director who, in an uncontested election, fails to receive the vote required to be elected in accordance with the Bylaws shall end on the date that is the earlier of 90 days after the date on which the voting results are determined pursuant to California law or the date on which the Board of Directors selects a person to fill the office held by that director, unless the incumbent director has earlier resigned.

The amendments to the Bylaws also augment the information required by a shareholder proposing a nominee for director or other proposal for consideration at a shareholder meeting.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended and restated, which are attached hereto as Exhibit 3.01 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

3.01	Amended and Restated Bylaws.

10.01	2000 Employee Stock Purchase Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: October 31, 2011	By:	/s/ Andrew D. Miller
Name: Andrew D. Miller
Title: Senior Vice President, Chief Financial Officer

Exhibit List

Exhibit No.	Exhibit Title

3.01	Amended and Restated Bylaws.

10.01	2000 Employee Stock Purchase Plan, as amended and restated.